Exhibit 99.1

Miller Energy Resources’ Announces Approval for NASDAQ Listing

HUNTSVILLE, TN – May 5, 2010. Miller Petroleum, Inc. dba Miller Energy Resources (“Miller”), (OTC BB: MILL) announced today that it has been approved to list its shares of common stock on the NASDAQ Global Market.  The Company anticipates shares of its common stock will begin trading on NASDAQ on May 6, 2010, under the trading symbol “MILL”. Until that time, Miller’s common stock will continue to trade on the OTC Bulletin Board.

“We are very excited about our move to NASDAQ.  We believe this move will give Miller increased liquidity of our common stock, add to the visibility of our Company in the U.S. and international financial markets, and further enhance our investor outreach programs”, said Scott M. Boruff, Miller’s CEO.  “Being granted a listing on the NASDAQ is a major milestone for Miller and is another example of the execution of our growth strategy for investors.  We believe that NASDAQ provides excellent exposure for emerging exploration and production companies, such as Miller.”

Mr. Boruff added, “This advancement to NASDAQ underscores our continuing commitment to deliver on our promises to generate long-term value for our shareholders.  The Company is very pleased with this result and we look forward to the continued growth of our firm.”

“We are delighted to welcome Miller Petroleum to NASDAQ,” said Bruce Aust, Executive Vice President, Global Corporate Client Group, NASDAQ OMX.  “We are committed to providing Miller and their shareholders with the highest levels of liquidity and visibility. Miller will be joining more than 100 energy companies that call NASDAQ home.”

About NASDAQ OMX

The NASDAQ OMX Group, Inc. is the world's largest exchange company. It delivers trading, exchange technology and public company services across six continents, with approximately 3,700 listed companies. NASDAQ OMX offers multiple capital raising solutions to companies around the globe, including its U.S. listings market, NASDAQ OMX Nordic, NASDAQ OMX Baltic, NASDAQ OMX First North, and the U.S. 144A sector. The company offers trading across multiple asset classes including equities, derivatives, debt, commodities, structured products and exchange-traded funds. NASDAQ OMX technology supports the operations of over 70 exchanges, clearing organizations and central securities depositories in more than 50 countries. NASDAQ OMX Nordic and NASDAQ OMX Baltic are not legal entities but describe the common offering from NASDAQ OMX exchanges in Helsinki, Copenhagen, Stockholm, Iceland, Tallinn, Riga, and Vilnius. For more information about NASDAQ OMX, visit http://www.nasdaqomx.com . *Please follow NASDAQ OMX on Facebook (http://www.facebook.com/pages/NASDAQ-OMX/108167527653) and Twitter (http://www.twitter.com/nasdaqomx).

About Miller

Miller Energy Resources is an oil and natural gas exploration, production and drilling company operating in multiple exploration and production basins in North America.  Miller’s focus is in Cook Inlet, Alaska and in the heart of Tennessee's prolific and hydrocarbon-rich Appalachian Basin. Miller is headquartered in Huntsville, Tennessee with offices in Anchorage, Knoxville and New York City.

Statements Regarding Forward-Looking Information

This news release contains statements about oil and gas production and operating activities that may constitute "forward-looking statements" or "forward-looking information" within the meaning of applicable securities legislation as they involve the implied assessment that the resources described can be profitably produced in the future, based on certain estimates and assumptions. Forward-looking statements are based on current expectations, estimates and projections that involve a number of risks, uncertainties and other factors that could cause actual results to differ materially from those anticipated by Miller Energy Resources and described in the forward-looking statements. These risks, uncertainties and other factors include, but are not limited to, adverse general economic conditions, operating hazards, drilling risks, inherent uncertainties in interpreting engineering and geologic data, competition, reduced availability of drilling and other well services, fluctuations in oil and gas prices and prices for drilling and other well services, fluctuations in the US dollar and other currencies, the availability of sufficient capital to fund its anticipated growth, fluctuations in the prices of oil and gas, the competitive nature of its business environment, its dependence on a limited number of customers, its ability to comply with environmental regulations, changes in government regulations which could adversely impact its businesses well as other risks commonly associated with the exploration and development of oil and gas properties.  Additional information on these and other factors, which could affect Miller’s operations or financial results, are included in Miller’s reports on file with United States securities regulatory authorities. Miller Energy Resources’ actual results could differ materially from those anticipated in these forward- looking statements as a result of a variety of factors, including those discussed in its periodic reports that are filed with the Securities and Exchange Commission and available on its Web site (www.sec.gov). All forward-looking statements attributable to Miller Energy Resources or to persons acting on its behalf are expressly qualified in their entirety by these factors.  Investors should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. We assume no obligation to update forward-looking statements should circumstances or management's estimates or opinions change unless otherwise required under securities law.

For more information, please contact the following:

CONTACT:

Robert L. Gaylor

SVP Investor Relations

Miller Energy Resources

3651 Baker Highway

P.O. Box 130

Huntsville, Tennessee 37756

Phone: 423-663-9457

Fax: 423-663-9461

bobby@millerenergyresources.com

Web Site: http://www.millerenergyresources.com